Exhibit 99.2

Consolidated Financial Statements

Coast Crane Company and Subsidiary
Six Months Ended September 30, 2010 and 2009

Coast Crane Company and Subsidiary

Consolidated Financial Statements

Six Months Ended September 30, 2010 and 2009

Coast Crane Company and Subsidiary

Consolidated Balance Sheets

	September 30
	2010	2009
	(Unaudited)
Assets
Cash	$1,372,658	$238,552
Accounts receivable, net	7,892,127	12,191,199
Inventory	6,234,932	20,409,791
Prepaid expenses and other assets	1,185,837	1,322,243
Equipment rental pool, net	77,018,748	96,023,014
Corporate property and equipment, net	1,294,972	2,104,548
Deferred financing costs, net	776,964	1,546,644
Other intangible assets, net	6,968,931	8,017,548
Total assets	$102,745,169	$141,853,539

Liabilities and stockholders' (deficit) equity
Coast Crane Company Liabilities Subject to Compromise
Accounts payable and accrued expenses	$11,574,622	$-
Customer deposits and deferred revenue	1,800,881	-
Notes payable - debtor in possesion	88,843,771	-
Interest rate swap liabilities	3,532,431	-
Coast Crane Company Liabilities Subject to Compromise	105,751,705	-

Liabilities Not Subject to Compromise
Accounts payable and accrued expenses	$2,169,490	$16,530,468
Customer deposits	1,511	1,051,312
Notes payable - CCC	3,713,760	102,841,359
Notes payable - LTD	2,721,088	2,801,905
Interest rate swap liabilities	-	4,406,557
Deferred federal and state income taxes	724,965	10,037,085
Total Liabilities Not Subject to Compromise	9,330,814	137,668,686

Total liabilities	114,269,819	137,668,686

Stockholders' (deficit) equity
Common stock, no par value:
Authorized, issued and outstanding - 1,050 shares	-	-
Additional paid-in capital	27,306,500	27,306,500
Accumulated deficit	(39,899,462)	(23,137,690)
Accumulated other comprehensive income (loss)	255,612	16,043
Total stockholders' (deficit) equity	(12,337,350)	4,184,853
Total liabilities and stockholders' (deficit) equity	$102,745,169	$141,853,539
See accompanying notes.

Coast Crane Company and Subsidiary

Consolidated Statements of Operations

	Six Months Ended September 30
	2010	2009
	(Unaudited)
Revenue:
Rental income	$10,981,452	$13,360,809
Equipment sales, parts and service	28,707,019	36,245,365
Rental equipment sales	1,751,879	6,503,819
Total revenue	41,440,350	56,109,993

Cost of goods sold:
Rental expense	9,232,289	9,807,463
Equipment, parts and service	24,128,453	30,545,478
Rental equipment sales	1,416,099	5,677,011
Total cost of goods sold	34,776,841	46,029,952
Gross margin	6,663,509	10,080,041

Selling, general and administrative expenses	11,896,526	9,896,924
Amortization of intangible assets	576,956	561,650
(Loss) income from operations	(5,809,973)	(378,533)

Other expense (income):
Miscellaneous other expense, net	757,418	608,524
Change in fair value of interest rate swaps	(111,906)	(378,349)
Interest expense	6,158,694	5,035,258
Total other expense	6,804,206	5,265,433

Loss before income tax benefit	(12,614,179)	(5,643,966)

Income tax benefit (expense)	4,658,996	2,088,267
Net loss	$(7,955,183)	$(3,555,699)

See accompanying notes.

Coast Crane Company and Subsidiary

Consolidated Statements of Cash Flows

	Six Months Ended September 30
	2010	2009
	(Unaudited)
Cash flows from operating activities
Net loss	$(7,955,183)	$(3,555,699)
Depreciation and amortization	6,459,798	7,148,625
Unrealized gain (loss) on interest rate swaps	(111,906)	(378,349)
Deferred income taxes	(4,949,363)	(2,266,211)
Loss on disposal of corporate property and equipment	7,035	23,990
Gain on sale of rental equipment	(511,290)	(952,087)
Paid-in-kind interest expense on notes payable	559,367	527,564
Decrease (increase) in:
Accounts receivable, net	(2,483,610)	(2,172,460)
Inventory, net	2,882,820	(4,437,243)
Prepaid expenses and other assets	40,224	(572,079)
Increase (decrease) in:
Accounts payable	5,157,586	296,646
Accrued expenses	240,167	(147,550)
Income tax payable	(23,530)	444,397
Customer deposits and deferred revenue	1,546,844	136,097
Net cash provided by (used in) operating activities	858,959	(5,904,359)

Cash flows from investing activities
Purchase of corporate property and equipment	(19,578)	(190,388)
Purchase of rental equipment	(878,395)	(3,842,762)
Proceeds from the sale of corporate property
and equipment	7,035	23,990
Proceeds from the sale of rental equipment	1,751,879	6,503,819
Net cash provided by investing activities	860,941	2,494,659

Cash flows from financing activities
Repayments of notes payable	(77,631,561)	(118,328,269)
Borrowings on notes payable	76,784,609	121,632,645
Payment of loan financing fees	-	(371,010)
Net cash (used in) provided by financing activities	(846,952)	2,933,366

Effect of exchange rate changes in cash	(40,882)	130,487

Net increase (decrease) in cash	832,066	(345,847)
Cash at beginning of period	540,592	584,399
Cash at end of period	$1,372,658	$238,552

See accompanying notes.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

1. Operations and Summary of Significant Accounting Policies

Organization

Company Coast Crane Company (“CCC”) was incorporated on July 16, 2004 and is headquartered in Seattle, Washington.  Its wholly owned subsidiary, Coast Crane, Ltd., was incorporated November 1, 1995, under the laws of the Province of British Columbia, Canada.  The Company is composed collectively of CCC and LTD.   The consolidated financial statements include the accounts of the wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

On September 22, 2010, Coast Crane Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court Western District of Washington at Seattle.  Coast Crane, Ltd. was not part of the filing and continued to operate outside of Chapter 11.

CCC was authorized to continue to operate as an ongoing business, but could not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. Consequently, NCA Crane Parent, Inc. (“NCA”), the parent company of CCC no longer controlled it and, consequently CCC and its subsidiary, Coast Crane, Ltd. were deconsolidated, which may have resulted in a gain or loss on deconsolidation for NCA, which has not been estimated at this time.

Clearlake Capital Group, a private investment firm, was the “stalking horse” in an auction for the assets of CCC, held pursuant to Section 363 of the Bankruptcy Code with a bid of $81.8 million.  See details related to subsequent results of the auction in Note 12.

Operations and Basis of Presentation

The Company sells and rents cranes and manlift equipment primarily to customers in the construction industry in the western United States and Canada. The Company also sells related parts and provides repair services. The Company is a dealer for several crane manufacturers. The Company has 14 branches located in the states of Washington, Alaska, Oregon, California, and Hawaii; and British Columbia, Canada. The nature of the Company’s business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying consolidated balance sheets are presented on an unclassified basis.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)
1. Operations and Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Subsequent Events

We have evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through February 10, 2011, the day the financial statements were issued.

Accounts Receivable

Accounts receivable include amounts due from customers arising from billings under standard terms, amounts due from crane manufacturers for repairs covered by manufacturers’ warranties, amounts due from equipment rental customers and miscellaneous other receivables and usually require no collateral.

Allowance for Doubtful Accounts

The Company provides an allowance for uncollectible receivables. Management bases its allowance on the estimated losses on specific accounts and historical loss experience based on the aging of receivables. Receivables are written off when deemed uncollectible and recoveries of receivables previously written off are recorded when received.

Inventory

Inventory is stated at the lower of cost or market. The Company accounts for the cost of crane and truck inventory using the specific-identification method. Stocked inventory parts are accounted for using the average cost method.

Equipment Rental Pool and Corporate Property and Equipment

Equipment rental pool acquisitions and corporate property are recorded at cost. Costs for repairs and maintenance that do not significantly increase the value or estimated useful lives of the assets are expensed as incurred.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

1. Operations and Summary of Significant Accounting Policies (continued)

Equipment Rental Pool and Corporate Property and Equipment

Depreciation and amortization of property and equipment are provided on a straight-line method over the estimated useful lives of the individual assets. Rental pool equipment is depreciated over five to 12 years down to its salvage value. Corporate property and equipment are depreciated over three to five years. Leasehold improvements are amortized over the shorter of the life of the asset or the remaining lease term, inclusive of renewal options when renewal is probable.

Deferred Financing Costs

Deferred financing costs include loan fees and professional fees, which are amortized over the five-year term of the Company’s borrowing agreements. Amortization expense for the six months ended September 30, 2010 and 2009 totaled $258,478 and $256,308, respectively. Amortization of deferred financing costs is included in interest expense in the accompanying consolidated statements of operations.

Revenue Recognition

Revenue on equipment sales is primarily recognized once the following criteria have been met: pervasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price is fixed or determinable; and collectability is reasonably assured.  In situations where servicing deliverables are attached to crane sales, the Company defers the related revenue until such time as the services are provided. The fair value for these services is determined based on current rates charged to customers for the same services provided in arrangements that do not include equipment sales.

Rental income is recognized over the period of the related rental agreement, commencing once the equipment has been delivered. Parts and service revenue is recognized when the Company delivers parts to its customers or when it completes service work on customer equipment. Revenue includes freight billed to customers and the related freight costs are included in cost of sales.

The Company leases the majority of its cranes for periods ranging from daily to monthly.  Certain tower cranes are leased for longer periods generally not exceeding two years. Crane rentals are accounted for as operating leases.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

1. Operations and Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The fair value of financial instruments that are not actively traded is based on market prices of similar instruments and/or valuation techniques using observable and unobservable inputs.

Financial instruments include cash, accounts receivable, accounts payable, accrued expenses, short and long-term borrowings, and interest rate swaps.  Although management uses its best judgment in estimating the fair value of these instruments, there are inherent limitations in any estimation technique.

Foreign Currency Translation

The functional currency of the Company’s Canadian subsidiary is the Canadian dollar. Assets and liabilities of the foreign subsidiary are translated into U.S. dollars at period-end exchange rates, and revenue and expenses are translated at average rates prevailing during the year. Translation adjustments are included in accumulated other comprehensive income (loss), a separate component of stockholders’ equity.

Stock-Based Compensation

The Company has a stock option plan.  The Company measures employee stock-based compensation awards using a fair value method and recognizes such expense in the financial statements over the related service periods. To date, all options granted have vesting provisions that are contingent on certain performance criteria that thereby result in a deferral of the recognition of the related stock compensation expense until it becomes probable that the performance criteria will be achieved.

Derivative Financial Instruments

The Company accounts for its derivative financial instruments in accordance with ASC 815, Derivatives and Hedging, which requires companies to recognize the fair value of all derivative instruments as either assets or liabilities on the balance sheet.

The Company manages its exposure to variable interest rates by entering into interest rate swaps. At September 30, 2010 and 2009, the Company had 6 interest rates swaps outstanding, each with a remaining $7 million notional amount, all maturing in May 2012. The notional amounts of each of these swaps reduce over time, based upon management’s forecasted reduction in the Company’s revolving credit lines.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

1. Operations and Summary of Significant Accounting Policies (continued)

Derivative Financial Instruments (continued)

While the interest rate swaps represent economic hedges against changes in cash flow due to changes in LIBOR based interest payments, the instruments have not been designated as hedges; therefore, all changes in fair value are recorded through other expense in the accompanying consolidated statement of operations.

Income Taxes

Income taxes are accounted for using an asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the consolidated financial statements and tax bases of assets and liabilities at the applicable enacted tax rates. Accounting principles generally accepted in the United States require a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

The majority of the Company’s sales are to customers in the construction industry located in Washington, Oregon, California, Alaska, and British Columbia, Canada. The Company grants credit to substantially all of its customers. The Company may perfect security interests on receivables related to the sale of equipment. Receivables relating to the rental of equipment are generally unsecured, but the Company may have certain lien and other rights under federal and state statutes.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

1. Operations and Summary of Significant Accounting Policies (continued)

Adoption of New Accounting Standards

On April 1, 2008, the Company adopted the accounting guidance issued by the FASB on fair value measurements and disclosures.  This accounting guidance defined fair value, established a framework for measuring fair value, and expanded the related disclosure requirements. This guidance applies to other accounting pronouncements that require or permit fair value measurements. The guidance indicates, among other things, that a fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability and defines fair value based upon an exit price model.  The adoption of the standard did not have a material impact on the consolidated financial statements.

The effective date for certain portions of the fair value measurement and disclosure guidance was delayed for all non-financial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis.  The Company delayed the adoption related to this portion of the guidance and adopted this guidance in its entirety on April 1, 2009.  The adoption of the standard did not have a material impact on the consolidated financial statements.

On April 1, 2009, the Company adopted authoritative guidance issued by the FASB that clarifies the accounting for uncertainty in income tax positions by prescribing a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The cumulative effects of adopting the standard were recorded in retained earnings as of the beginning of the period of adoption.  The cumulative effects of adopting the guidance did not have a material impact on the Company’s consolidated financial statements.

On March 31, 2010, the Company adopted authoritative guidance issued by the FASB that expanded the disclosure requirements for derivative instruments.  This guidance was issued to provide greater transparency around derivative and hedging activities. This transparency includes the disclosure of the additional information regarding how and why derivative instruments are used, how derivatives are accounted for, and how they affect an entity’s financial performance. The adoption of this guidance did not have an impact on the Company’s consolidated financial position or results of operations.  The additional disclosure requirements are included in Note 10.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

2. Accounts Receivable

Accounts receivable consists of the following:

	September 30
	2010	2009

Trade	$8,154,156	$11,964,793
Warranty claims	285,906	326,474
Accrued rent	281,976	434,672
	8,722,038	12,725,939
Less: allowance for doubtful accounts	(829,911)	(534,740)
Accounts receivable, net	$7,892,127	$12,191,199

3. Inventory

Inventory consists of the following:

	September 30
	2010	2009

Cranes, trucks and other machinery	$2,977,443	$16,855,877
Parts inventory	2,467,398	2,918,307
Work in process	790,091	635,607
Total inventory	$6,234,932	$20,409,791

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

4. Equipment Rental Pool and Corporate Property and Equipment

The equipment rental pool and corporate property and equipment consist of the following:

	September 30
	2010	2009

Equipment rental pool	$108,307,494	$119,794,345
Less accumulated depreciation	(31,288,746)	(23,771,331)
Net equipment rental pool	$77,018,748	$96,023,014

Corporate property and equipment
Motor vehicles	$2,407,822	$2,439,854
Shop equipment	709,196	698,791
Office equipment	432,136	431,239
Leasehold improvements	1,367,062	1,350,957
Total corporate property and equipment	$4,916,216	$4,920,841

Less accumulated depreciation	(3,621,244)	(2,816,293)
Net corporate property and equipment	$1,294,972	$2,104,548

Depreciation expense was $5,624,364 and $6,330,667 for the six months ended September 30, 2010 and 2009.

5. Other Intangible Assets

The components of other intangible assets are as follows:

	September 30
	2010	2009

Customer relationships	$1,711,400	$1,711,400
Supplier relationships	9,108,725	8,969,498
Accumulated amortization	(3,851,194)	(2,663,350)
	$6,968,931	$8,017,548
Amortization expense was $576,956 and $561,650 for the six months ended September 30, 2010 and 2009, respectively.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)
6. Notes Payable

Coast Crane Company filed for bankruptcy under Chapter 11 of the Bankruptcy Code on September 22, 2010, immediately after which a debtor-in-possession revolving loan with PNC Bank for up to $20 million was obtained.  The interest rate is based on the Prime plus 6% (9.25% at September 30, 2010).  The balance at September 30, 2010 was $3,713,760.

	September 30
Coast Crane Company Notes Payable Obligations	2010	2009
	Subject to
	Compromise
Secured PNC Revolving Loans, maturing in May 2012, with interest rates at the Company's option of PNC Bank Prime or LIBOR plus a spread based on the Company's leverage ratio. Interest at Prime plus 6% (9.25% at September 30, 2010)	$70,809,393	$85,068,684
Secured JP Morgan term debt due in full in May 2013. Interest at 14% plus PIK of 5% (19% at September 30, 2010)	13,928,426	13,000,000
DLL Equipment Financing, financing of 7 units with maturities between September 2015 and February 2016. Interest at LIBOR plus 3.25% (8.55% at September 30, 2010)	4,105,952	4,772,675
Total CCC notes payable	$88,843,771	$102,841,359

The above notes are secured by liens against the CCC’s tangible and intangible assets.  Under the terms of the notes, the Company is generally not permitted to declare or pay any dividends or any other distribution on its common stock.

In accordance with the Secured PNC Revolving Loans (the U.S. Credit Facility), prior to the bankruptcy filing Cost Crane Company was permitted to borrow up to $100 million depending upon the availability of its borrowing base collateral consisting of eligible trade receivables, inventories, property and equipment, and other assets located in the United States.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

6. Notes Payable (continued)

Coast Crane Company obtained a waiver from its lenders related to its inability to meet the minimum net income covenant requirement of one dollar, included in the U.S. Credit Facility and Secured JP Morgan loan agreements, for the fiscal year ended March 31, 2010. Coincident with the waiver being obtained, other covenant levels for these loans were adjusted including he following:

Net income not permitted to be less than one dollar ($1) for the fiscal year ending March 31, 2011, and thereafter.

Minimum undrawn availability not permitted to be less than five million ($5,000,000) dollars as of the end of the months ended June 30, 2009, September 30, 2009, December 31, 2009, and March 31, 2010.

Net capital expenditures not permitted to exceed six million five hundred thousand for the year ended March 31, 2009, zero ($0) dollars for the year ended March 31, 2010, three million two hundred fifty thousand ($3,250,000) for the year ending March 31, 2011, and six million five hundred thousand ($6,500,000) for the years ending March 31, 2012 and thereafter.

Coast Crane Company revised the terms of its U.S. Credit Facility, its Secured JP Morgan term debt, and Coast Crane Ltd revised the terms of its Canadian Revolving Credit Facility on May 29, 2009 as follows:

U.S. Credit Facility: Alternate Base Rate plus a spread based on the CCC’s leverage ratio, with spread on Domestic Rate Loans ranging from 4% – 9.25%. Coincident with the rate change levels for leverage ratios, net income, net capital expenditures and minimum liquidity were also adjusted.

Secured JP Morgan term debt: interest rate of 19%, with election of borrower to pay interest in excess of 12% as payment-in-kind interest which adds such amount to the then outstanding aggregate principal amount of the loans. Coincident with the rate change levels for leverage ratios, net income, net capital expenditures and minimum liquidity were also adjusted.

Canadian Revolving Credit facility: CDOR plus 5.90% (CDOR is defined as the annual rate of interest which is the rate based on the average rate applicable to Canadian Dollar bankers’ acceptances for a term of 30, 60, or 90 days).

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

6. Notes Payable (continued)

On December 28, 2009, Coast Crane Company defaulted on the Credit Agreement as a result of its failure to make certain payments that were due and owing on December 18, 2009 under the ISDA Master Agreement and related schedule entered into by CCC with PNC Bank, National Association, each dated as of March 25, 2007, (the “Master Agreement”) as supplemented by certain Confirmation Letters dated June 8, 2007, June 15, 2007, and June 21, 2007 (the “Swap Payments”).  On January 6, 2010, Coast Crane Company received a Notice of Default and Reservation of Rights Letter from PNC Bank.  No action was taken by PNC Bank at that time and the following Forbearance Agreements were entered into over the next several months:

04/07/10 - Forbearance Agreement executed.  Expiration date 05/26/10.
05/26/10 - Amendment to Forbearance Agreement executed.  Expiration date 07/07/10.
07/07/10 - Second Amendment to Forbearance Agreement executed.  Expiration date 07/21/10.
07/28/10 - Third Amendment to Forbearance Agreement executed.  Expiration date 08/04/10.
08/25/10 - Fourth Amendment to Forbearance Agreement executed.  Expiration date 08/31/10.
09/01/10 - Fifth Amendment to Forbearance Agreement executed.  Expiration date 9/08/10.
09/08/10 - Sixth Amendment to Forbearance Agreement executed.  Expiration date 09/15/10.
09/15/10 - Seventh Amendment to Forbearance Agreement executed.  Expiration date 09/20/10.

As of November 24, 2010, substantially all assets of CCC were acquired by CC Bidding Corp. and all of the outstanding debt was assumed by CC Bidding Corp. or paid off as a result of that transaction (See Note 12.)

Coast Crane, Ltd.	September 30
	2010	2009
GE Canada Equipment Funding G.P. Revolving Credit Facility, maturing in May 2012. Interest at CDOR plus 5.9% (6.99% at September 30, 2010)	$2,721,088	$2,801,905

In accordance with the GE Canada Equipment Funding G.P. Revolving Credit Facility (the Canadian Credit Facility), Coast Crane, Ltd. may borrow up to $5 million depending upon the availability of its borrowing base collateral consisting of eligible trade receivables, inventories, property and equipment, and other assets located in Canada.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

6. Notes Payable (continued)

Coast Crane Ltd’s Canadian Credit Facility, through virtue of its association with the U.S. Borrowing Facility was party to a cross default as a result of the December 28, 2009 default in the US.  On March 4, 2010, Coast Crane Ltd. entered into a Forbearance Agreement with GE Canada Equipment Financing G.P.   The agreement was amended as follows:

05/06/10 - Amendment to Forbearance Agreement executed.
10/18/10 - Second Amendment to Forbearance Agreement executed.
11/24/10 - Third Amendment to Forbearance Agreement executed.

Interest paid totaled $4,781,721 and $3,722,197 for the six months ended September 30, 2010 and 2009, respectively.

The Company’s debt agreements require it to maintain a lockbox at a qualifying financial institution and all proceeds from cash collections of collateral be deposited directly to such lockbox. Cash in the lockbox becomes the property of the Company’s lending agent and is used to pay down borrowings on the revolving lines. The Company may immediately reborrow the funds as needed, up to the maximum amount allowed. In addition, the debt agreements provide that the lenders may demand immediate repayment of all outstanding amounts if, in the opinion of the lenders, there has been a material adverse change in the operations of the Company.

7. Interest Rate Swap Liabilities

Coast Crane Company entered into interest rate swaps in June 2007.  CCC has six interest rate swaps, each with a notional value of $7 million.  The purpose of the interest rate swaps was to protect the Company from interest rate changes as a result increasing LIBOR.  The interest on the CCC’s term debt is a LIBOR floating rate, and as such, the CCC entered into a fixed rate interest swap to hedge against exposure to interest rate increases.  As of September 30, 2010 and 2009, CCC has the following a $3,532,431 and $4,406,557 liability, respectively, on the books representing the cumulative future loss on the contracts.

While the interest rate swaps represent economic hedges against changes in cash flow due to changes in LIBOR based interest payments, the instruments have not been designated as hedges; and therefore, all changes in fair value are recorded through other expense.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

8. Retirement Plan

The Company maintains a defined contribution profit-sharing plan, including 401(k) provisions, which covers substantially all employees over the age of twenty and one-half who have one year of service. Profit-sharing contributions to the plan, if any, are at the discretion of the Board of Directors, subject to statutory limits. No profit-sharing contributions were declared by the Board of Directors for the six months ended September 30, 2010 and 2009.  The Company matches employee 401(k) contributions at 50%, up to 3% of compensation and at 25%, up to an additional 3% of compensation. The Company matched contributions totaled $87,823 and $110,749 during the six months ended September 30, 2010 and 2009, respectively.  On November 19, 2010, the Company terminated the profit-sharing plan.

9. Commitments and Contingencies

The Company is a defendant in various lawsuits. In management’s opinion, these suits are without substantial merit and would not result in judgments, which, in the aggregate, would have a material adverse effect on the Company’s consolidated financial statements.

10. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – Inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

Level 3 – Inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

10. Fair Value Measurements (continued)

Coast Crane Company has interest rate swaps that are measured at fair value. The interest rate swaps are valued using an industry standard valuation model. This model projects future cash flows and discounts the future amounts to a present value using market-based expectations for interest rates and the contractual terms of the interest rate swaps adjusted for nonperformance risk. The model is based on the LIBOR rate that is observable at commonly quoted intervals for the full term of the swaps.

Management considers an adjustment for non-performance risk in the recognized measure of fair value of the interest rate swaps. The adjustments reflect a non-performance risk factor applied to a net exposure. Management uses the counterparties’ non-performance risk factor in a net asset position and the Company’s non-performance risk factor in a net liability position. Management evaluates the CCC’s non-performance risk using credit spreads obtained from its recently amended term and revolver loans. As adjustments related to non-performance risk are significant inputs that are based on the Company’s own assumptions, CCC’s derivatives are classified within Level 3 of the fair value hierarchy.

The following table summarizes CCC’s activity for the year related to the interest rate swaps, which are considered Level 3 within the fair value hierarchy:

	Six Months Ended September 30
	2010	2009
Beginning balance	$3,644,337	$4,784,906
Total (losses) gains	(111,906)	(378,349)
Ending balance	$3,532,431	$4,406,557

11. Common Stock

At September 30, 2010 and 2009, 1,050 shares of Coast Crane Company common stock with no par value were authorized, issued and outstanding.

Coast Crane Company and Subsidiary
Notes to Consolidated Financial Statements
For the Six Months Ended September 30, 2010 and 2009
(Unaudited)

12. Subsequent Events

Subsequent to Coast Crane Company filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on September 22, 2010, CCC was authorized to continue to operate as an ongoing business, but could not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court until an auction was held.

Following an auction held on November 8, 2010, CC Bidding Corp (CCBC), a wholly owned subsidiary of Essex Rental Corp., was declared the winning bidder with a bid of $103.3 million, including $34.5 million of cash.  In connection with the Asset Purchase Agreement between CCBC and CCC entered into on November 1, 2010, CCBC purchased substantially all the assets of CCC and assumed certain liabilities of CCC, including $49.6 million of first lien secured debt and approximately $12.0 million of other existing CCC indebtedness.  The sale of substantially all of CCC’s assets to CCBC was approved by the Bankruptcy Court on November 12, 2010 and the sale was completed on November 24, 2010.  Subsequent to the completion of the transaction, NCA repaid the balance of its unassumed debt.

On November 24, 2010, CCC changed its name to CC Liquidating Company.